Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
                                                          Document No.:
                                                          20090266021-78
                                                          Filing Date and Time:
                                                          03/19/2009 1:45 PM
      Certificate of Amendment                            Entity Number:
 (Pursuant to NRS 78.385 AND 78.390)                      E0350162007-2

                                                          Filed in the office of
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.380 and 78.390 - Before Issuance of Stock)

1. Name of corporation:

EASY ENERGY, INC,

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 3:
The total number of shares of capital stock which the Corporation has authority to issue is (i) 185,000,000 shares of common stock, with a par value $0.00001 per share and (ii) 50,000,000 shares of preferred stock, with a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57,783,317 (62% of issued and outstanding shares)

4. Effective date of filing (optional):

                 (must not be later than 90 days after the certificate is filed)

5. Signatures: (required)

/s/ Guy Ofir
-----------------------------
Signature of Officer

* If any important amendment would alter or change any preference or any relative or other right give to any call or series outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations of restrictions on the voting power.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
                                                          Document No.:
                                                          20090266021-78
                                                          Filing Date and Time:
      Certificate of Amendment                            03/19/2009 1:45 PM
 (Pursuant to NRS 78.385 AND 78.390)                      Entity Number:
                                                          E0350162007-2

                                                          Filed in the office of
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

EASY ENERGY, INC,

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 3:
CHANGE SHARES FROM 150,000,000 AT $0.0001 TO READ:

100,000,000 COMMON SHARES AT PAR VALUE OF $0.0001 EACH
50,000,000 PREFERRED SHARES AT A PAR VALUE OF $0.0001 EACH

CONT. PG 2-3

INSERT ADDITIONAL ARTICLES 8-13 AS PROVIDED ON PGS 3-5

3. The undersigned declare that they constitute at least two-thirds of the incorporators [X], or of the board of directors [ ] (check one box)

4. Effective date of filing (optional):

            (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.):


/s/ Guy Ofir
----------------------------                        ----------------------------
Signature                                           Signature

                                   ATTACHMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                Easy Energy, Inc.

ARTICLE 3. Capital Stock

The aggregate number of shares that the Corporation will have authority to issue is One Hundred and Fifty Million (150,000,000), of which One Hundred Million (100,000,000) shares will be common stock ("Common Stock"), with a par value of $0.0001 per share, and Fifty Million (50,000,000) shares will be preferred stock, with a par value of $0.0001 per share ("Preferred Stock").

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

(a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f) Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the

Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the even of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

ARTICLE 8. Board of Directors

(a) Number of Directors. The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time by vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

(b) Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office during the remainder of the term of office of the resigning director.

ARTICLE 9. Acquisition of Controlling Interest

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

ARTICLE 10. Combinations with Interest Stockholders

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

ARTICLE 11. Liability

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 5 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE 12. Indemnification

(a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 6, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 6 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Articles of Incorporation or otherwise.

(d) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

ARTICLE 13. Objects.

The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

                                                          Document No.:
                                                          20090266021-78
                                                          Filing Date and Time:
                                                          03/19/2009 1:45 PM
                                                          Entity Number:
                                                          E0350162007-2

                                                          Filed in the office of
                                                          Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                            ARTICLES OF INCORPORATION
                               Pursuant to NRS 78)

1. Name of
   Corporation:               EAST ENERGY, INC.

2. Resident Agent             Business Filings Incorporated
   Name and Street            Name
   Address:
  (must Street be a           EastBiz.com, Inc.
   Nevada address where       5348 Vegas Drive
   process may                Las Vegas, Nevada 89109
   be served).
                              Optional Mailing Address City State Zip Code
3. Shares:
   (number of shares          Number of shares with par value: 150,000,000 (cont. pg. 2)
   corporation
   authorized                 Par value: $0.001
   to issue)                  Number of shares without par value:

4. Names & Addresses,         1. Gay Ofir
   of Board of                   49 Ha'aroshet St.
   Directors/Trustees:           P.O. Box 6409
   (attach additional page       Karmiel, ISR 20100
   if there is more than 3
   directors/trustees         2. Emanuel Cohen
                                 49 Ha'aroshet St.
                                 P.O. Box 6409
                                 Karmiel, ISR 20100

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Sherry Williams Lamb                       /s/
   and Signature of           5348 Vegas Drive                        Signature
   Incorporator.              Las Vegas, Nevada  89109
   (attach additional page
   if there is more than 1
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/                                                              05/17/07
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date